UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Golden West Brewing Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	25-1909409
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

                 945 West 2nd Street Chico, California 95928
 (Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered

None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ____

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.         X

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.0001 par value
 (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to Be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Securities" commencing at page 64 of the Prospectus included in the Registrant's Pre-Effective Amendment No. 7 to Form SB-2 Registration Statement, SEC File No. 333-121351 filed with the Securities and Exchange Commission (the "Commission") on February 14, 2006, and is incorporated herein by reference.

Item 2.           Exhibits.

Exhibit No.     Title

1.0	Specimen stock certificate (1)

2.0	Amended and Restated Articles of Incorporation(1)

3.0	Bylaws (1)

______________________________________

(1)	Incorporated by reference from the Registrant's Registration Statement on Form SB-2, SEC File No. 333-121351.

SIGNATURE

       Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.
Golden West Brewing Company, Inc.

Dated: February 16, 2006	By: /s/ John C. Power John C. Power, President